As filed with the Securities and Exchange Commission on December 13, 2012

Registration No. 333-185124

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Northern Tier Energy LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	80-0763623
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

38C Grove Street, Suite 100

Ridgefield, Connecticut 06877

(203) 244-6550

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter T. Gelfman

Vice President, General Counsel and Secretary

38C Grove Street, Suite 100

Ridgefield, Connecticut 06877

(203) 244-6550

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	M. Breen Haire Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the registration statement on Form S-1 (File No. 333-185124) of Northern Tier Energy LP is being filed to amend Item 16 of Part II hereof and to transmit certain exhibits hereto. This Amendment No. 2 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 2 does not include a copy of the preliminary prospectus.

Part II

Information required in the registration statement

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts and commissions and structuring fees) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee		$34,100
FINRA filing fee		38,000
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” is incorporated herein by reference and discloses that we will generally indemnify our executive officers and the directors and officers of our general partner and our sponsors to the fullest extent permitted by law against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in the first amended and restated partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Northern Tier Energy GP LLC, our general partner, provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. The Registrant may enter into indemnity agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s limited liability company agreement and to provide additional procedural protections.

The underwriting agreement that we expect to enter into with the underwriters, filed as Exhibit 1.1 to this registration statement, will contain indemnification and contribution provisions.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On October 24, 2011, Northern Tier Energy, Inc. issued 100 shares of common stock, par value $0.01 per share, to Northern Tier Investors, LLC for $1.00. The issuance of such shares of common stock was not registered under the Securities Act, because the shares were offered and sold in a transaction exempt from registration under Section 4(2) of the Securities Act.

On June 6, 2012, Northern Tier Energy, Inc. issued 10 shares of common stock, par value $0.01 per share, to Northern Tier Energy GP LLC, for $0.10. The issuance of such shares of common stock were not registered under the Securities Act, because the shares were offered and sold in a transaction exempt from registration under Section 4(2) of the Securities Act.

On June 6, 2012, in connection with our conversion from Northern Tier Energy Inc. to Northern Tier Energy LP, we issued (i) 100% of our limited partner interests to Northern Tier Holdings LLC and (ii) a non-economic general partner interest to Northern Tier Energy GP LLC. The issuance of such partnership interests was not registered under the Securities Act, because the interests were offered and sold in a transaction exempt from registration under Section 4(2) of the Securities Act.

On July 31, 2012, in connection with the closing of our initial public offering, we issued to Northern Tier Holdings LLC an aggregate of (i) 54,844,500 common units and (ii) 18,383,000 PIK units in exchange for the contribution to us by Northern Tier Holdings LLC of all of the membership interests in Northern Tier Energy LLC. Northern Tier Holdings LLC also owns all of the interest in our general partner who holds a non-economic interest in us. This issuance was exempt from registration under Section 4(2) of the Securities Act.

Each of the PIK units converted into common units effective November 9, 2012.

On November 8, 2012 Northern Tier Energy LLC and Northern Tier Finance Corporation completed a private placement of $275,000,000 in aggregate principal amount of 7.125% senior secured notes due 2020. The issuance of such notes was not registered under the Securities Act, because the notes were offered and sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The joint book-running managers of the offering were Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC. The aggregate offering price for the offering was $275,000,000 million, and the underwriting discount was $4,125,000. In connection with the offering, Northern Tier Energy LP issued a parent guarantee which fully and unconditionally guarantees on a senior unsecured basis the obligations under the notes.

There have been no other sales of unregistered securities by us within the past three years.

ITEM 16.	EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

**2.1	Formation Agreement, dated October 6, 2010, by and among Marathon Petroleum Company LP, Speedway SuperAmerica LLC and Northern Tier Investors, LLC (Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**2.2	St. Paul Park Refining Co. LLC Contribution Agreement, dated October 6, 2010, by and among Marathon Petroleum Company LP, St. Paul Park Refining Co. LLC and Northern Tier Investors, LLC (Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**2.3	Northern Tier Retail LLC Contribution Agreement, dated October 6, 2010, by and among Speedway SuperAmerica LLC, Northern Tier Retail LLC and Northern Tier Investors, LLC (Incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**2.4	Northern Tier Bakery LLC Contribution Agreement, dated October 6, 2010, by and among Speedway SuperAmerica LLC, SuperMom’s LLC, Northern Tier Retail LLC and Northern Tier Investors, LLC (Incorporated by reference to Exhibit 2.4 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

Exhibit Number	Description

**3.1	Certificate of Limited Partnership of Northern Tier Energy LP (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, File No. 333-178457, filed on July 2, 2012).

**3.2	First Amended and Restated Agreement of Limited Partnership of Northern Tier Energy LP, dated July 31, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, File No. 001-35612, filed on August 2, 2012).

**4.1	Indenture, dated as of December 1, 2010, by and among Northern Tier Energy LLC, Northern Tier Finance Corporation, the subsidiary guarantors parties thereto and Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**4.2	Indenture, dated as of November 8, 2012, by and among Northern Tier Energy LLC, Northern Tier Finance Corporation, Northern Tier Energy LP, the subsidiary guarantors parties thereto and Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, File No. 001-35612, filed on November 13, 2012).

**5.1	Form of Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

**8.1	Form of Opinion of Vinson & Elkins L.L.P. relating to tax matters.

**10.1	Transaction Agreement, dated July 25, 2012 by and among Northern Tier Holdings LLC, Northern Tier Energy GP LLC, Northern Tier Energy LLC, Northern Tier Energy Holdings LLC, Northern Tier Retail Holdings LLC and Northern Tier Energy LP (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, File No. 001-35612, filed on July 30, 2012).

**10.2	Amended and Restated Registration Rights Agreement, dated July 31, 2012, by and among TPG Refining, L.P., ACON Refining Partners, L.L.C., NTI Management Company, L.P., NTR Partners LLC, NTR Partners II LLC, Northern Tier Investors, LLC, Northern Tier Holdings LLC and Northern Tier Energy LP (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, File No. 001-35612, filed on August 2, 2012).

**10.3	Credit Agreement, dated December 1, 2010, by and among the financial institutions party thereto, J.P. Morgan Chase Bank, N.A., Bank of America, N.A., Macquarie Capital (USA) Inc., Royal Bank of Canada and SunTrust Bank, St. Paul Park Refining Co. LLC, Northern Tier Bakery LLC, Northern Tier Retail LLC, SuperAmerica Franchising LLC, Northern Tier Energy LLC and each other subsidiary of Northern Tier Energy LLC from time to time party thereto (Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**10.4	Employment Agreement between Northern Tier Energy LLC and Mario Rodriguez (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**10.5	Employment Agreement between Northern Tier Energy LLC and Hank Kuchta (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**10.6	Separation Agreement and Release of Claims, dated November 2, 2011 between Northern Tier Energy LLC and Neal Murphy (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1, File No. 333-178457, filed on July 2, 2012).

**10.7	Offer Letter between Northern Tier Energy LLC and Dave Bonczek, dated February 7, 2011 (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

Exhibit Number	Description

**10.8	Offer Letter between Northern Tier Energy LLC and Greg Mullins, dated December 1, 2010 (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1, File No. 333-178457, filed on July 2, 2012).

**10.9	Amended and Restated Management Services Agreement, dated as of January 1, 2012, by and among Northern Tier Energy, LLC, TPG VI Management, LLC and ACON Funds Management L.L.C. (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1, File No. 333-178457, filed on February 10, 2012).

**10.10	Northern Tier Energy LP 2012 Long-Term Incentive Plan (Incorporated by reference to our Current Report on Form 8-K, File No. 001-35612, filed on July 30, 2012).

†**10.11	Amended and Restated Crude Oil Supply Agreement dated March 29, 2012, by and between J.P. Morgan Commodities Canada Corporation and St. Paul Park Refining Co. LLC. (Incorporated by reference to Exhibit 10.9 to Northern Tier Energy LLC’s Registration Statement on Form S-4, File No. 333-178458, filed on April 20, 2012).

**10.12	Settlement Agreement and Release dated May 4, 2012, by and between Northern Tier Energy LLC and Marathon Petroleum Company LP. (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1, File No. 333-178457, filed on May 7, 2012).

**10.13	First Amendment to the Credit Agreement, dated as of July 17, 2012, by and among the financial institutions party thereto, as the lenders, J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and Macquarie Capital (USA) Inc. and SunTrust Bank, as co-documentation agents, and Northern Tier Energy LLC and certain subsidiaries of Northern Tier Energy LLC party thereto (Incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1, File No. 333-178457, filed on July 18, 2012).

**10.14	Registration Rights Agreement, dated as of November 8, 2012, by and among Northern Tier Energy LLC, Northern Tier Finance Corporation, Northern Tier Energy LP, the subsidiary guarantors parties thereto and Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, File No. 001-35612, filed on November 13, 2012)

**21.1	List of subsidiaries of Northern Tier Energy LP.

**23.1	Consent of PricewaterhouseCoopers LLP (pertaining to Northern Tier Energy LLC).

**23.2	Consent of PricewaterhouseCoopers LLP (pertaining to St. Paul Park Refinery and Retail Marketing Business).

**23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

**23.4	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

**24.1	Power of Attorney (included on the signature page of this Registration Statement).

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	To be filed by amendment.
**	Previously filed.
†	Certain portions have been omitted pursuant to a confidential treatment request granted on May 14, 2012. Omitted information has been separately filed with the Securities and Exchange Commission.

ITEM 17.	UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield, State of Connecticut, on December 13, 2012.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC, its general partner

	By:	/s/ Peter T. Gelfman
	Name:	Peter T. Gelfman
	Title:	Vice President, General Counsel and Secretary of Northern Tier Energy GP LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ MARIO E. RODRIGUEZ* Mario E. Rodriguez	Chief Executive Officer and Director of Northern Tier Energy GP LLC (Principal Executive Officer)	December 13, 2012

/s/ DAVID BONCZEK* David Bonczek	Chief Financial Officer of Northern Tier Energy GP LLC (Principal Financial Officer and Principal Accounting Officer)	December 13, 2012

/s/ HANK KUCHTA* Hank Kuchta	President, Chief Operating Officer and Director of Northern Tier Energy GP LLC	December 13, 2012

/s/ DAN F. SMITH * Dan F. Smith	Director and Chairman of Northern Tier Energy GP LLC	December 13, 2012

/s/ BERNARD W. ARONSON* Bernard W. Aronson	Director of Northern Tier Energy GP LLC	December 13, 2012

/s/ JONATHAN GINNS* Jonathan Ginns	Director of Northern Tier Energy GP LLC	December 13, 2012

/s/ THOMAS HOFMANN* Thomas Hofmann	Director of Northern Tier Energy GP LLC	December 13, 2012

/s/ SCOTT D. JOSEY* Scott D. Josey	Director of Northern Tier Energy GP LLC	December 13, 2012

/s/ ERIC LIAW* Eric Liaw	Director of Northern Tier Energy GP LLC	December 13, 2012

/s/ MICHAEL MACDOUGALL* Michael MacDougall	Director of Northern Tier Energy GP LLC	December 13, 2012

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

**2.1	Formation Agreement, dated October 6, 2010, by and among Marathon Petroleum Company LP, Speedway SuperAmerica LLC and Northern Tier Investors, LLC (Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**2.2	St. Paul Park Refining Co. LLC Contribution Agreement, dated October 6, 2010, by and among Marathon Petroleum Company LP, St. Paul Park Refining Co. LLC and Northern Tier Investors, LLC (Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**2.3	Northern Tier Retail LLC Contribution Agreement, dated October 6, 2010, by and among Speedway SuperAmerica LLC, Northern Tier Retail LLC and Northern Tier Investors, LLC (Incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**2.4	Northern Tier Bakery LLC Contribution Agreement, dated October 6, 2010, by and among Speedway SuperAmerica LLC, SuperMom’s LLC, Northern Tier Retail LLC and Northern Tier Investors, LLC (Incorporated by reference to Exhibit 2.4 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**3.1	Certificate of Limited Partnership of Northern Tier Energy LP (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, File No. 333-178457, filed on July 2, 2012).

**3.2	First Amended and Restated Agreement of Limited Partnership of Northern Tier Energy LP, dated July 31, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, File No. 001-35612, filed on August 2, 2012).

**4.1	Indenture, dated as of December 1, 2010, by and among Northern Tier Energy LLC, Northern Tier Finance Corporation, the subsidiary guarantors parties thereto and Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**4.2	Indenture, dated as of November 8, 2012, by and among Northern Tier Energy LLC, Northern Tier Finance Corporation, Northern Tier Energy LP, the subsidiary guarantors parties thereto and Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, File No. 001-35612, filed on November 13, 2012).

**5.1	Form of Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

**8.1	Form of Opinion of Vinson & Elkins L.L.P. relating to tax matters.

**10.1	Transaction Agreement, dated July 25, 2012 by and among Northern Tier Holdings LLC, Northern Tier Energy GP LLC, Northern Tier Energy LLC, Northern Tier Energy Holdings LLC, Northern Tier Retail Holdings LLC and Northern Tier Energy LP (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, File No. 001-35612, filed on July 30, 2012).

**10.2	Amended and Restated Registration Rights Agreement, dated July 31, 2012, by and among TPG Refining, L.P., ACON Refining Partners, L.L.C., NTI Management Company, L.P., NTR Partners LLC, NTR Partners II LLC, Northern Tier Investors, LLC, Northern Tier Holdings LLC and Northern Tier Energy LP (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, File No. 001-35612, filed on August 2, 2012).

Exhibit Number	Description

**10.3	Credit Agreement, dated December 1, 2010, by and among the financial institutions party thereto, J.P. Morgan Chase Bank, N.A., Bank of America, N.A., Macquarie Capital (USA) Inc., Royal Bank of Canada and SunTrust Bank, St. Paul Park Refining Co. LLC, Northern Tier Bakery LLC, Northern Tier Retail LLC, SuperAmerica Franchising LLC, Northern Tier Energy LLC and each other subsidiary of Northern Tier Energy LLC from time to time party thereto (Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**10.4	Employment Agreement between Northern Tier Energy LLC and Mario Rodriguez (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**10.5	Employment Agreement between Northern Tier Energy LLC and Hank Kuchta (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**10.6	Separation Agreement and Release of Claims, dated November 2, 2011 between Northern Tier Energy LLC and Neal Murphy (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1, File No. 333-178457, filed on July 2, 2012).

**10.7	Offer Letter between Northern Tier Energy LLC and Dave Bonczek, dated February 7, 2011 (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1, File No. 333-178457, filed on December 13, 2011).

**10.8	Offer Letter between Northern Tier Energy LLC and Greg Mullins, dated December 1, 2010 (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1, File No. 333-178457, filed on July 2, 2012).

**10.9	Amended and Restated Management Services Agreement, dated as of January 1, 2012, by and among Northern Tier Energy, LLC, TPG VI Management, LLC and ACON Funds Management L.L.C. (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1, File No. 333-178457, filed on February 10, 2012).

**10.10	Northern Tier Energy LP 2012 Long-Term Incentive Plan (Incorporated by reference to our Current Report on Form 8-K, File No. 001-35612, filed on July 30, 2012).

†**10.11	Amended and Restated Crude Oil Supply Agreement dated March 29, 2012, by and between J.P. Morgan Commodities Canada Corporation and St. Paul Park Refining Co. LLC. (Incorporated by reference to Exhibit 10.9 to Northern Tier Energy LLC’s Registration Statement on Form S-4, File No. 333-178458, filed on April 20, 2012).

**10.12	Settlement Agreement and Release dated May 4, 2012, by and between Northern Tier Energy LLC and Marathon Petroleum Company LP. (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1, File No. 333-178457, filed on May 7, 2012).

**10.13	First Amendment to the Credit Agreement, dated as of July 17, 2012, by and among the financial institutions party thereto, as the lenders, J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and Macquarie Capital (USA) Inc. and SunTrust Bank, as co-documentation agents, and Northern Tier Energy LLC and certain subsidiaries of Northern Tier Energy LLC party thereto (Incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1, File No. 333-178457, filed on July 18, 2012).

**10.14	Registration Rights Agreement, dated as of November 8, 2012, by and among Northern Tier Energy LLC, Northern Tier Finance Corporation, Northern Tier Energy LP, the subsidiary guarantors parties thereto and Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, File No. 001-35612, filed on November 13, 2012)

Exhibit Number	Description

**21.1	List of subsidiaries of Northern Tier Energy LP.

**23.1	Consent of PricewaterhouseCoopers LLP (pertaining to Northern Tier Energy LLC).

**23.2	Consent of PricewaterhouseCoopers LLP (pertaining to St. Paul Park Refinery and Retail Marketing Business).

**23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

**23.4	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

**24.1	Power of Attorney (included on the signature page of this Registration Statement).

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	To be filed by amendment.
**	Previously filed.
†	Certain portions have been omitted pursuant to a confidential treatment request granted May 14, 2012. Omitted information has been separately filed with the Securities and Exchange Commission.